UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:

December 15, 2005

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Section 2 - Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 9, 2005, Mattel, Inc. (“Mattel”), Mattel Asia Pacific Sourcing Limited, a wholly-owned subsidiary of Mattel (“MAPS”), Bank of America, N.A. (“Bank of America”) and other financial institutions executed the Credit Agreement (the “MAPS facility”) providing for (i) a term loan facility consisting of a term loan advanced to MAPS in the original principal amount of $225,000,000, with $50 million of such amount to be repaid by MAPS on each of December 15, 2006 and December 15, 2007, and the remaining aggregate principal amount of $125 million to be repaid on December 9, 2008 and (ii) a revolving loan facility consisting of revolving loans advanced to MAPS in the maximum aggregate principal amount at any time outstanding of $100,000,000, with a maturity date of December 9, 2008. In connection with the MAPS facility, Mattel executed the Continuing Guaranty Agreement, dated as of December 9, 2005 (the “Guaranty”), pursuant to which Mattel unconditionally guaranteed the obligations of MAPS arising pursuant to the MAPS facility.

The MAPS facility contains customary affirmative and negative covenants, including limitations on indebtedness; limitations on liens; limitations on fundamental changes, including with respect to changes in lines of business, mergers, or consolidations; limitations on the sale or discount of receivables; limitations on pension plans and limitations on margin stock. In addition, the credit agreement contains financial covenants for Mattel, including with respect to minimum interest coverage ratio and consolidated funded indebtedness as compared to total capitalization.

Bank of America acted as a lender and the administrative agent and its affiliate Banc of America Securities LLC was sole lead arranger and sole book manager in connection with the MAPS facility. Additionally, Bank of America currently acts as the administrative agent and a lender under Mattel’s existing domestic unsecured committed revolving credit facility and a purchaser and agent for the purchaser under Mattel’s existing domestic receivables sales facility that is a sub-facility of Mattel’s domestic unsecured committed revolving credit facility. Bank of America and Mattel also have various banking arrangements conducted in the ordinary course of business.

The foregoing brief summary of the MAPS facility and the Guaranty is qualified in its entirety by reference to the MAPS facility and Guaranty, copies of which are filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired: None

(b) Pro forma financial information: None

(c) Exhibits:

Exhibit No.	Exhibit Description
99.1	Credit Agreement dated as of December 9, 2005, among Mattel Asia Pacific Sourcing Limited, as Borrower, Mattel, Inc., Bank of America, N.A., as Administrative Agent, and the financial institutions party thereto.

99.2	Continuing Guaranty Agreement dated as of December 9, 2005, by Mattel, Inc., as Guarantor, to Bank of America, N.A., as Administrative Agent

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ Robert Normile
Robert Normile
Senior Vice President, General Counsel and Secretary

Dated: December 15, 2005

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